                        HARTFORD SMALL COMPANY FUND, INC.
                            TOTAL RETURN CALCULATION
                    FROM INCEPTION THROUGH DECEMBER 31, 1996

                                                       n
Formula. . . . . . . . . . . . . . . . . . . . . P(1+T)     =    ERV

Net Asset Value. . . . . . . . . . . . . . . . . $1.069
Initial Investment . . . . . . . . . . . . . .$1,000.00     =    P
Ending Redeemable Value. . . . . . . . . . . .$1,066.30     =    ERV
                                                                  n
TOTAL RETURN - Inception through 12/31/96. . . . .6.63%     =    T